Exhibit 3.37

EXHIBIT A

ARTICLES OF ORGANIZATION

OF

TND BEVERAGE, LLC

The undersigned, being a natural person of the age of eighteen years or more, acting as the organizer of a limited liability company under the Texas Limited Liability Company Act, hereby adopts the following Articles of Organization for such limited liability company (the “Company”):

ARTICLE ONE

The name of the Company is TND Beverage, LLC.

ARTICLE TWO

The period of the Company’s duration shall be perpetual.

ARTICLE THREE

The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

ARTICLE FOUR

The street address of the initial registered office of the Company is 4433 Baldwin Blvd. Corpus Christi, TX 78408, and the name of the initial registered agent at such address is Eddie V. Bonner.

ARTICLE FIVE

The Company is to be managed by managers. The number of managers shall be fixed in the manner provided in the Regulations of the Company. The initial number of managers shall be three (3), and the names and addresses of the persons who will serve as the managers until the first annual meeting of the member, or until their successors are duly elected and qualified, are:

Name	Address
Marvin D. Wishard	4433 Baldwin Blvd. Corpus Christi, TX 78408
Sam L. Susser	4433 Baldwin Blvd. Corpus Christi, TX 78408
Eddie V. Bonner	4433 Baldwin Blvd. Corpus Christi, TX 78408

ARTICLE SIX

The Company is being created pursuant to a plan of conversion. The converting entity is TND Beverage Corporation, a Texas corporation, incorporated on March 2, 1987. The address of the principal office of the converting entity is 4433 Baldwin Blvd. Corpus Christi, TX 78408.

ARTICLE SEVEN

The name and address of the organizer is Dewey Brackin, 600 Congress Avenue, Ste. 3000, Austin, Texas 78701.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization this 16th day of November, 2005.

/s/ Dewey Brackin
Dewey Brackin

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